EXHIBIT 99.1

OMNIQ Wins Contract for New AI Vehicle Inspection Use Case

Contract award establishes a new hospitality use case for OMNIQ’s AI vehicle inspection technology

SALT LAKE CITY, March 02, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCMKTS: OMQS) (“OMNIQ” or “the Company”), a leading provider of AI-based computer vision solutions, announced the award of a new Proof of Concept (POC) contract for a new application of the Company’s AI vision technology. This project introduces a specialized AI-driven Machine Vision system designed to automate vehicle damage reporting, creating an objective source of truth for parking operators and guests.

In the hospitality and parking sectors, unverified damage claims can present a significant financial and operational burden. Companies may face payouts tied to pre-existing damage, along with reputational risk when customers and staff provide conflicting accounts of a vehicle’s condition. According to the National Parking Association, false or unverified damage claims can account for as much as 25 percent of a parking operator's unexpected annual costs, with manual investigations requiring extensive staff resources for each claim. The Company’s new solution mitigates these risks by creating a definitive visual record of every vehicle at the time of arrival and departure.

The Technology

The 360-degree vehicle inspection system combines high-accuracy vehicle recognition with automated damage documentation to help hospitality operators address disputed and potentially fraudulent claims using time-stamped visual evidence. Using an integrated network of sensors and AI controllers, the system captures a full view of each vehicle at entry and exit, with each passage automatically triggering a multi-camera event indexed to the license plate number.

The system uses 4K imagery designed to capture fine details, including minor scratches and dents, in high contrast lighting conditions. Linked entry and exit images allow staff to compare vehicle condition and review claims more efficiently using consistent visual documentation.

“This solution is built around clarity and consistency,” said Shai Lustgarten, CEO of OMNIQ Corp. “It is practical technology that allows operators to confirm what happened quickly and take action.”

Project Scope & Impact

The initial phase of this contract will equip four key lanes, including two entrances and exits, with 28 specialized damage inspection cameras. The 86-day deployment plan includes full system integration and a pilot launch to validate 100 percent image capture rates and at least 95 percent LPR accuracy.

 By automating vehicle inspection at entry and exit, the system is designed to help hospitality operators review claims more efficiently, reduce liability-related costs, and provide clearer documentation for customers and staff.

ABOUT OMNIQ

At OMNIQ, we use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical service, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

Privacy and Data Security Commitment

OMNIQ solutions are built with strict privacy and data protection standards. All information is processed and stored within secure private networks that are not accessible to outside sources or unrelated departments. The system ensures that data is used only for authorized operational purposes and never for public tracking, third-party sharing, or external access. OMNIQ maintains full compliance with customer data policies and provides transparency and control to every participating organization.

For more information about OMNIQ Corp. and its innovative solutions, please visit www.omniq.com.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact
IR@OMNIQ.COM

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